                                                                    EXHIBIT 99.1


Unitholders' Contact:                            Media Contact:
PIMCO Advisors                                   Sitrick And Company
Kelli Powell                                     Steve Hawkins/Linda Press
800-387-4626                                     310-788-2850
www.pimcoadvisors.com
www.pimcofunds.com                               PIMCO Advisors L.P.
www.pimco.allianz.com                            Mark Porterfield
                                                 949-219-2240

                                                 Allianz AG
                                                 Richard Lips
                                                 011-49-89-3-800-5043


For Immediate Release
Photo attached - Caption: William Thompson (left), Chief Executive Officer and William Gross, Chief Investment Officer of Pacific Investment Management Company.

                Allianz AG to Purchase PIMCO Advisors Holdings

                           L.P. for $38.75 per Unit

Newport Beach, California, October 31, 1999 --- PIMCO Advisors Holdings L.P. (NYSE: PA), its operating subsidiary PIMCO Advisors L.P. ("PIMCO Advisors") and Allianz AG (EURO: ALV) announced today that they have reached a definitive agreement for Allianz AG ("Allianz") to acquire majority ownership of PIMCO Advisors, including all of the interests held at PIMCO Advisors Holdings L.P. ("PA Holdings"). Under the terms of the agreement, at the closing the units of PA Holdings will be exchanged by way of a merger for $38.75 per unit in cash and there will be no further public ownership of PIMCO Advisors. The transaction values PIMCO Advisors at approximately $4.7 billion. Additionally, key employees at each of PIMCO Advisors' investment units have significant profit-sharing and retention arrangements to ensure continuity of the investment process and staff.

     The acquisition is subject to the approval of the public unitholders of PA Holdings, as well as to regulatory and client approvals and other customary conditions, and is expected to be completed by the end of the first quarter of 2000.

     Allianz, the world's largest insurer by premium income, managed assets of more than $403 billion as of December 31, 1998. PIMCO Advisors, the nation's third largest publicly traded money management organization, presently manages assets of more than $256 billion. Together, PIMCO Advisors and Allianz will manage more than $650 billion, establishing the company as one of the world's largest money management firms.

     Key terms of the acquisition agreement include:

     . Pacific Investment Management Company, with fixed-income assets under management of $181 billion, will remain as a separate business subsidiary under the PIMCO name, heading the global fixed-income business of the combined companies, including more than $100 billion in Allianz fixed-income assets.

     . William H. Gross will continue as Pacific Investment Management Company's Chief Investment Officer, under a new long-term employment contract.

     . William S. Thompson, who will continue as Pacific Investment Management Company's Chief Executive Officer, will become President of Allianz Asset Management ("AAM") and Joachim Faber, of Allianz, will become Chairman of AAM.

     . The PIMCO Funds will be offered primarily under the Allianz name in Europe, but in the United States the mutual funds will continue to be offered under the PIMCO Funds banner.

     . The equity operations of PIMCO Advisors, headlined by Oppenheimer Capital's $55 billion under management, will remain separately branded and managed by their current professionals as part of the Allianz group.

     . Allianz will acquire all of the public and private ownership interests in PA Holdings and PIMCO Advisors except for Pacific Life Insurance Company's approximate interest of 30 percent.

     "To be successful in international markets and to remain a leader in the US, a bond manager will need world-class credit research capabilities, highly developed quantitative skills and a keen sense of relative value," said William
S. Thompson, Pacific Investment Management Company's Chief Executive Officer. "However, to apply these skills successfully, the bond manager also requires in-depth knowledge of local laws, accounting practices, market peculiarities and worldwide business contacts," he added. "PIMCO has the former and Allianz the latter, particularly in Europe, where the credit markets are set to explode with growth. This is a very powerful combination."

     "Oppenheimer Capital has longstanding strengths and long-term potential as a leading US equity manager," said Kenneth M. Poovey, Chief Operating Officer of PIMCO Advisors. "Allianz gives Oppenheimer, and the other PIMCO Advisors equity subsidiaries, the ability to offer successful investment strategies and products to investors worldwide." After the combination, Poovey will join Udo Frank, of Allianz, as co-head of equities at AAM.

     William Cvengros, Chief Executive Officer of PA Holdings, said "We are extremely proud that since PIMCO Advisors' creation in 1994, pro forma assets have grown from $100 billion to $256 billion today. Our rapidly growing PIMCO Funds complex has become an industry leader in net inflows of assets, growing from $10.7 billion in 1994 to $54.3 billion today. The result is that

PA Holdings unitholders have received increasing distributions over this period, and now will realize a unit price that is more than double PIMCO Advisors' offering price of $18.95 in 1994. The combination with Allianz is a strong affirmation of our strategy, and a compelling preview of successful money management in the next decade."

     "We are delighted to welcome PIMCO Advisors into the Allianz group," said Henning Schulte-Noelle, Chief Executive of Allianz AG. "For us, a joint future with PIMCO represents the decisive step forward in our strategy of establishing asset management as our third core business. By combining the expertise and sales forces of PIMCO and Allianz, we are on our way to becoming one of the top international providers of global asset management. This combination will create enormous opportunities for our clients."

     PIMCO Advisors is one of the largest investment management companies in the United States with more than $256 billion of assets under management. Its investment advisor companies, led by Pacific Investment Management Company and Oppenheimer Capital, are widely recognized for consistently posting attractive performance and high quality service to more than 1,600 institutional clients worldwide, including approximately one-third of the largest 100 corporations in the United States. In addition, PIMCO Advisors and its subsidiaries manage a family of 53 stock and bond mutual funds available to both retail and institutional investors.

     With asset management as one of its three core businesses, Allianz AG, the world's leading global insurance company, had $403 billion in assets under management as of December 31, 1998. Gross premium income for the 1998 business year was nearly $50 billion. Through subsidiaries, branch and representative offices, partnerships and long-term equity interests, Allianz AG is represented in 68 countries around the globe.

     Except for the historical information and discussions contained herein, statements contained in this news release may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the performance of financial markets, the investment performance of PIMCO Advisors L.P.'s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions and government regulations, including changes in tax laws. Please refer to the reports that PIMCO Advisors Holdings L.P. files with the Securities and Exchange Commission, including but not limited to the company's annual report on form 10-K for the year ended December 31, 1998. PIMCO Advisors Holdings L.P. cautions readers to carefully consider such factors. Further, such forward-looking statements speak only on the date at which such statements are made. PIMCO Advisors Holdings L.P. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

                                      ###